8x8, Inc. Reports Fourth Quarter and Fiscal 2019 Financial Results

Fiscal 2019 Total Revenue Increased 19% year-over-year to $352.6 million

Channel bookings in the fourth fiscal quarter grew 91% year-over-year

Bookings from mid-market and enterprise customers in the fourth fiscal quarter (greater than $1K MRR) increased 34% year-over-year

SAN JOSE, CA. - May 14, 2019 - 8x8, Inc. (NYSE: EGHT), a leading cloud provider of voice, video, chat and contact center solutions for over one million users worldwide, today reported financial results for the fourth quarter and full-year fiscal 2019 ended March 31, 2019.

Fourth Quarter Fiscal 2019 Financial Results:

•	Total revenue increased 18% year-over-year to $93.8 million. Adjusting for constant currency and excluding legacy DXI revenue, total revenue increased 20% year-over-year.

•	Service revenue increased 18% year-over-year to $89.1 million. Adjusted service revenue increased 22% year-over-year.

•
Service revenue from mid-market and enterprise customers billing greater than $1,000 in monthly recurring revenue (MRR), adjusting for constant currency and excluding legacy DXI revenue, increased 29% year-over-year and represents 63% of total service revenue.

•
Service revenue from mid-market and enterprise customers billing greater than $10,000 in MRR, adjusting for constant currency and excluding legacy DXI revenue, increased 51% year-over-year and represents 30% of total service revenue.

•	GAAP net loss was $28.1 million or $(0.29) per diluted share.

•	Non-GAAP net loss was $8.4 million or $(0.09) per diluted share.

"We finished 2019 with strong execution from our mid-market and channel teams. We have the only technology platform in the market today that can deliver both stand-alone and mix-and-match bundling of solutions across three distinct but complementary high-growth markets of business communications, contact center, and video collaboration. This positions 8x8 for continued growth in fiscal 2020 and beyond as each of these markets shifts to the cloud,” said Vik Verma, Chief Executive Officer at 8x8, Inc.

Full-Year Fiscal 2019 Financial Results:

•	Total revenue increased 19% year-over-year to $352.6 million. Adjusting for constant currency and excluding legacy DXI revenue, total revenue increased 21% year-over-year.

•	Service revenue increased 19% year-over-year to $334.4 million. Adjusted service revenue increased 22% year-over-year.

•
Service revenue from mid-market and enterprise customers billing greater than $1,000 in MRR, adjusting for constant currency and excluding legacy DXI revenue, increased 30% year-over-year and represents 62% of total service revenue.

•
Service revenue from mid-market and enterprise customers billing greater than $10,000 in MRR, adjusting for constant currency and excluding legacy DXI revenue, increased 57% year-over-year and represents 28% of total service revenue.

•	GAAP net loss was $88.7 million or $(0.94) per diluted share.

•	Non-GAAP net loss was $21.3 million, or $(0.22) per diluted share.

Additional Fourth Quarter Business Metrics and Company Highlights:

Business Metrics

•	Bookings from mid-market and enterprise customers (greater than $1K in MRR) increased 34% year-over-year, compared with 13% in the prior quarter.

•	Channel bookings grew 91% year-over-year, compared with 23% in the prior quarter.

•
Average monthly service revenue per business customer was $516, compared with $469 in the same period last year, a 10% increase year-over-year. Mid-market and enterprise average monthly service revenue per business customer was $5,364, compared with $4,899 in the same period last year, a 9% year-over-year increase.

•
Issued $287.5 million of 0.50% coupon Convertible Senior Notes due in 2024. In conjunction with the issuance of the convertible notes, 8x8 also entered into a capped call transaction to eliminate dilution up to a $39.50 stock price, or 100% above the share price at issuance.

•
Cash used in operating activities was $8.2 million. Cash, restricted cash and investments were $354.6 million at March 31, 2019, including $245.8 million raised from the issuance of new convertible notes.

Please note that going forward the Company will be reporting annual recurring revenue (ARR) based metrics in place of MRR. Additionally, the Company is providing new metrics which offer business insights around customer segmentation and revenue composition. The Company will also be reporting and guiding to GAAP-based revenue metrics rather than historical adjusted service revenue metrics which are in constant currency, exclude legacy DXI and ASC 606 adjustments. The new metrics are discussed in this press release and included in a newly-published financial and operating metrics worksheet that is posted on the Company’s investor relations website.

New ARR-Based and Financial Metrics

As noted above, the Company is introducing additional financial and operating metrics in order to provide investors with additional information and insights into the Company’s performance and evolution as a high-growth SaaS business. Beginning with the reporting of the fourth quarter of fiscal 2019, the Company is providing information on customers generating annual recurring revenue (ARR) greater than $100,000, and related metrics, as follows:

•	TOTAL ARR GREATER THAN $100K: The Company had 408 customers that generated ARR greater than $100,000, compared with 283 customers in the same period last year, a 44% growth year-over-year.

•
BOOKINGS GREATER THAN $100K ARR: The Company closed 35 new customer deals in the fourth quarter of fiscal 2019 with ARR greater than $100,000, compared with 27 deals in the same period last year, a 30% growth year-over-year. These deals represented 35% of total bookings for the quarter, compared with 31% of total bookings in the same period last year.

The Company is also providing the following new revenue metrics by customer size for the quarter ended March 31, 2019:

•	Revenue from Small Business customers (defined as companies whose revenue is less than $50 million) comprised 64% of ending annual recurring revenue (ARR) and grew 13% year-over-year.

•	Revenue from Mid-market customers (defined as companies whose revenue is between $50 million and $1 billion) comprised 23% of ending annual recurring revenue (ARR) and grew 34% year-over-year.

•	Revenue from Enterprise customers (defined as companies whose revenue is more than $1 billion) comprised 13% of ending annual recurring revenue (ARR) and grew 54% year-over-year.

Product Innovation Highlights

•	Announced integration of 8x8 Contact Center with Google Cloud's new Contact Center AI to improve the customer service experience and productivity of contact centers.

•	Introduced 8x8 X Series in Australia and New Zealand.

•	Added new capabilities to the 8x8 X Series platform including advanced speech analytics and real-time dashboards for contact centers.

•	Launched 8x8 PartnerXchange, an online portal that enables channel partners to manage their 8x8-related business and drive sales of 8x8 solutions.

•
Launched 8x8 Flex Hardware Program to help companies take the risk out of moving to cloud communications by providing the latest Poly IP desktop and conference phones at low monthly lease payments, eliminating the need for customers to incur upfront costs.

•	Awarded six new patents in the quarter for a total of 183 patents.

Industry Awards

•	8x8 recognized with a CRN Tech Innovator Award for X Series in the Unified Communications category for combining UC and contact technologies into a single cloud-based platform.

•	8x8 named 2019 Channel Influencer Award winner by Channel Partners and Channel Futures.

Reclassification:

The Company reclassified certain expenses on its Consolidated Statement of Operations effective for the fourth quarter of fiscal 2019. These expenses are related to servicing our customers and include customer deployment, technical support, professional services and other costs, which have been reclassified from Sales & Marketing expense to Cost of Revenues, Research & Development expenses or General & Administrative expenses.

The Company believes these classifications provide additional clarity and insights into the Company’s go-to-market, demand generation and sales execution activities, and how the total Sales & Marketing spend drives revenue generation, in light of the recent strategic and organizational changes impacting the Company’s channel, marketing and support activities.

The reclassifications did not have any impact on consolidated operating income (loss), net income (loss) or cash flows. The Company has also reclassified these expenses for the prior periods presented in order to provide comparable historical financial information and has included supplemental tables with this press release.

Giving effect to the reclassifications, Gross and Service Margins for the fourth quarter of fiscal 2019 are reported as follows:

•	Gross Margin: GAAP gross margin was 63%, compared with 63% in the same period last year. Non-GAAP gross margin was 66%, compared with 65% in the same period last year.

•	Service Margin: GAAP service margin was 68% compared with 68% in the same period last year. Non-GAAP service margin was 71%, compared with 71% in the same period last year.

Please note that additional information on the expense reclassifications are provided in the form of reconciliation tables for fiscal 2018 and 2019 and are included as a supplemental disclosure to this press release.

Financial Outlook:

In the interest of simplicity and alignment with long-term performance, going forward the Company will no longer report, or provide guidance with respect to, adjusted revenue metrics but rather provide GAAP-based revenue metrics and guidance. For fiscal 2020, the Company is providing the following guidance:

Q1 Fiscal 2020 Guidance:

•	Total Revenue in the range of $95.3 million to $96.3 million, representing approximately 15% to 16% year-over-year growth.

•	Service Revenue in the range of $91.0 million to $92.0 million, representing approximately 16% to 18% year-over-year growth.

•	Non-GAAP Pre-tax Loss of approximately $17 million.

Full-Year Fiscal 2020 Guidance:

•	Total Revenue of approximately $418.0 million, representing approximately 19% year-over-year growth.

•	Service Revenue of approximately $400.0 million, representing approximately 20% year-over-year growth.

•	Non-GAAP Pre-tax Loss of approximately $50 million.

We do not reconcile our forward-looking estimates of non-GAAP net income (loss) to the corresponding GAAP measures of GAAP net income (loss) due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses we exclude. For example, although future hiring and retention needs may be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Similarly, impairments and other non-recurring items are difficult to predict as they may depend on future events and external factors outside the Company's control. The actual amounts of these excluded items could have a significant impact on the Company's GAAP net income (loss). Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort.

Conference Call Information:

Management will host a conference call to discuss earnings results on May 14, 2019 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The call is accessible via the following numbers and webcast link:

Dial In: (844) 343-9040 Domestic or (647) 689-5131 International; Conference ID #1557877

Replay: (800) 585-8367 Domestic or (416) 621-4642 International; Conference ID #1557877

Webcast: http://investors.8x8.com

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available until May 28, 2019. The webcast will be archived on 8x8's website for a period of 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NYSE: EGHT) cloud solutions help businesses transform their customer and employee experience. With one system of engagement for voice, video, chat and contact center and one system of intelligence on one technology platform, businesses can now communicate faster and smarter to exceed the speed of customer expectations. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter, and Facebook.

Non-GAAP Measures:

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing the Company's financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

The Company has defined non-GAAP net income (loss) as net income (loss) under GAAP, plus amortization of acquired intangible assets, impairment charges, stock-based compensation, certain other income and expenses, and the provision for income taxes. Amortization of acquired intangible assets and impairment charges are excluded because it is a non-cash expense that management does not consider part of ongoing operations when assessing the Company's financial performance. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. Certain other income and expense items, such as acquisition-related expenses, certain severance expenses and expenses for tax or litigation risks, have been excluded because management considers them one-time events or otherwise not indicative of trends in the Company's ongoing operations.The Company has also excluded non-cash rent expense related to its new headquarter building because the building remains in the built-out phase and remains unoccupied.

GAAP tax provision for income taxes has been excluded as management does not consider taxes in its analysis of the performance of ongoing operations. Due to the Company's history of tax losses and full valuation allowance against deferred tax assets, future GAAP and Non-GAAP effective tax rates are limited to current taxes in certain US state and foreign jurisdictions. The Company reports these current taxes as reduction from Non-GAAP pretax net income to derive Non-GAAP net income after taxes. The Company defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average basic or diluted shares outstanding which includes the effect of potentially dilutive stock options and awards.

Management believes that such exclusions facilitate comparisons to the Company's historical operating results and to the results of other companies in the same industry, and provides investors with information that management uses in evaluating the Company's performance on a quarterly and annual basis.

Although these non-GAAP financial measures adjust expenses, they should not be viewed as a pro forma presentation reflecting the elimination of the underlying share-based compensation programs, which are an important element of the Company's compensation structure. GAAP requires that all forms of share-based payments should be valued and included in the results of operations.

In addition, this release includes financial measures that have been adjusted as follows:

•
This release includes revenue figures adjusted to exclude revenue by the line of products we acquired from DXI. As first reported in the third quarter of our 2018 fiscal year, we have de-emphasized the sale of DXI's ContactNow as a stand-alone product, and management therefore believes it is useful to exclude this revenue from period-to-period comparisons to better depict the relative performance of our core business.

•
This release includes revenue figures adjusted for comparison on a constant currency basis, when management concluded that the elimination of the impact of currency fluctuations between the periods being compared would assist with the evaluation of the underlying business performance.

•
This release includes revenue figures that excludes adjustments to service revenue as a result of the Company adopting Accounting Standards Codification Topic 606 (ASC 606), Revenue from Contracts with Customers. Management believes the exclusion of ASC 606 adjustments provides a clearer comparison of service revenue between periods presented.

We disclose these non-GAAP financial measures to the public as an additional means by which investors can assess our performance. These non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors.

These factors include, but are not limited to:

•	customer acceptance and demand for our cloud communication and collaboration services,

•	changes in the competitive dynamics of the markets in which we compete,

•	the quality and reliability of our services,

•	customer cancellations and rate of churn,

•	our ability to scale our business,

•	customer acquisition costs,

•	our reliance on infrastructure of third-party network services providers,

•	risk of failure in our physical infrastructure,

•	risk of failure of our software,

•	our ability to maintain the compatibility of our software with third-party applications and mobile platforms,

•	continued compliance with industry standards and regulatory requirements in the United States and foreign countries in which we make our software solutions available, and the costs of such compliance,

•	the timing, extent and results of sales and use tax audits,

•	risks relating to our strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of our acquisitions,

•	the amount and timing of costs associated with recruiting, training and integrating new employees,

•	timing and extent of improvements in operating results from increased spending in marketing, sales, and research and development,

•	introduction and adoption of our cloud software solutions in markets outside of the United States,

•	risk of cybersecurity breaches and other unauthorized disclosures of customer data,

•	risks related to our senior convertible notes and the related capped call transactions,

•	general economic conditions that could adversely affect our business and operating results,

•	implementation and effects of new accounting standards and policies in our reported financial results, and

•	potential future intellectual property infringement claims and other litigation that could adversely affect our business and operating results.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

8x8, Inc.

Investor Relations:
Victoria Hyde-Dunn
1-669-333-5200
victoria.hyde-dunn@8x8.com

or

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

8x8, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Service revenue	$89,060	$75,325	$334,438	$280,430
Product revenue	4,707	4,019	18,148	16,070
Total revenue	93,767	79,344	352,586	296,500

Cost of revenue and operating expenses:
Cost of service revenue	28,809	23,833	107,192	86,244
Cost of product revenue	5,784	5,826	22,780	20,482
Research and development	18,064	10,427	62,063	36,405
Sales and marketing	49,525	40,422	177,976	133,945
General and administrative	20,365	12,566	73,563	51,851
Impairment of equipment, intangible assets and goodwill	—	—	—	9,469
Total operating expenses	122,547	93,074	443,574	338,396
Loss from operations	(28,780)	(13,730)	(90,988)	(41,896)
Other income, net	885	610	2,818	3,693
Loss from operations before provision for income taxes	(27,895)	(13,120)	(88,170)	(38,203)
Provision for income taxes	236	142	569	66,294
Net loss	$(28,131)	$(13,262)	$(88,739)	$(104,497)

Net loss per share:
Basic and diluted	$(0.29)	$(0.14)	$(0.94)	$(1.14)

Weighted average number of shares:
Basic and diluted	95,879	92,526	94,533	92,017

8x8, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	March 31,
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$276,583	$31,703
Short-term investments	69,899	120,559
Accounts receivable, net	20,181	16,296
Deferred sales commission costs	15,601	—
Other current assets	15,127	10,040
Total current assets	397,391	178,598
Property and equipment, net	52,835	35,732
Intangible assets, net	11,680	11,958
Goodwill	39,694	40,054
Restricted cash	8,100	8,100
Deferred sales commission costs, noncurrent	33,693	—
Other assets	2,965	2,767
Total assets	$546,358	$277,209

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$32,280	$23,899
Accrued compensation	18,437	17,412
Accrued taxes	13,862	6,367
Deferred revenue	3,336	2,559
Other accrued liabilities	6,790	6,026
Total current liabilities	74,705	56,263

Convertible senior notes, net	216,035	—
Other liabilities	6,228	2,172
Total liabilities	296,968	58,435

Stockholders' equity:
Common stock	96	93
Additional paid-in capital	506,949	425,790
Accumulated other comprehensive loss	(7,353)	(5,645)
Accumulated deficit	(250,302)	(201,464)
Total stockholders' equity	249,390	218,774
Total liabilities and stockholders' equity	$546,358	$277,209

8x8, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Twelve Months Ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(88,739)	$(104,497)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	8,748	8,171
Amortization of intangible assets	6,175	5,033
Amortization of capitalized software	9,748	2,513
Amortization of debt discount and issuance costs	1,355	—
Impairment of goodwill and long-lived assets	—	9,469
Non-cash lease expenses	4,802	—
Stock-based compensation expense	44,508	29,176
Deferred income tax expense	—	66,273
Gain on escrow settlement	—	(1,393)
Other	1,293	677
Changes in assets and liabilities:
Accounts receivable, net	(5,393)	(2,402)
Deferred sales commission costs	(11,082)	—
Other current and noncurrent assets	(4,337)	(3,149)
Accounts payable and accruals	17,252	11,860
Deferred revenue	802	310
Net cash (used in) provided by provided by operating activities	(14,868)	22,041

Cash flows from investing activities:
Purchases of property and equipment	(9,096)	(9,178)
Cost of capitalized software	(25,622)	(12,486)
Proceeds from escrow settlement	—	1,393
Purchases of investments	(54,127)	(115,224)
Sales of investments	54,642	27,841
Proceeds from maturity of investments	50,700	100,382
Purchases of businesses	(5,625)	—
Net cash provided by (used in) investing activities	10,872	(7,272)

Cash flows from financing activities:
Capital lease payments	(949)	(1,079)
Payment of contingent consideration	—	(150)
Repurchase and tax-related withholding of common stock	(7,823)	(22,440)
Proceeds from issuance of common stock under employee stock plans	12,202	7,229
Purchase of capped call transactions	(33,724)	—
Net proceeds from issuance of convertible debt	279,532	—
Net cash provided by (used in) financing activities	249,238	(16,440)

Effect of exchange rate changes on cash	(362)	444
Net increase (decrease) in cash and cash equivalents	244,880	(1,227)

Cash, cash equivalents and restricted cash, beginning of period	39,803	41,030
Cash, cash equivalents and restricted cash, end of period	$284,683	$39,803

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Three Months Ended		Twelve Months Ended		Twelve Months Ended
Reconciliation of GAAP to Non-GAAP Expenses:	March 31, 2019		March 31, 2018		March 31, 2019		March 31, 2018
GAAP cost of service revenue	$28,809		$23,833		$107,192		$86,244
Amortization of acquired intangible assets	(1,310)		(708)		(4,874)		(2,933)
Stock-based compensation expense	(1,560)		(1,044)		(5,527)		(3,977)
Non-recurring items in operating expense	—		(87)		—		(87)
Non-GAAP cost of service revenue	$25,939		$21,994		$96,791		$79,247
Non-GAAP service margin (as a percentage of service revenue)	$63,121	70.9%	$53,331	70.8%	$237,647	71.1%	$201,183	71.7%

GAAP and Non-GAAP cost of product revenue	$5,784		$5,826		$22,780		$20,482
Non-GAAP product margin (as a percentage of product revenue)	$(1,077)	-22.9%	$(1,807)	-45.0%	$(4,632)	-25.5%	$(4,412)	-27.5%

Non-GAAP gross margin (as a percentage of revenue)	$62,044	66.2%	$51,524	64.9%	$233,015	66.1%	$196,771	66.4%

GAAP research and development	$18,064		$10,427		$62,063		$36,405
Stock-based compensation expense	(3,726)		(1,973)		(12,313)		(6,625)
Non-GAAP research and development (as a percentage of revenue)	$14,338	15.3%	$8,454	10.7%	$49,750	14.1%	$29,780	10.0%

GAAP sales and marketing	$49,525		$40,422		$177,976		$133,945
Amortization of acquired intangible assets	(314)		(330)		(1,301)		(2,100)
Stock-based compensation expense	(3,549)		(1,916)		(11,951)		(6,630)
Non-recurring items in operating expense	(203)		(186)		(516)		(669)
Non-GAAP sales and marketing (as a percentage of revenue)	$45,459	48.5%	$37,990	47.9%	$164,208	46.6%	$124,546	42.0%

GAAP general and administrative	$20,365		$12,566		$73,563		$51,851
Stock-based compensation expense	(4,098)		(3,106)		(14,717)		(11,944)
Non-recurring items in operating expense	(4,943)		(861)		(16,284)		(1,373)
Non-GAAP general and administrative (as a percentage of revenue)	$11,324	12.1%	$8,599	10.8%	$42,562	12.1%	$38,534	13.0%

Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss):
GAAP net loss	$(28,131)		$(13,262)		$(88,739)		$(104,497)
Amortization of acquired intangible assets	1,624		1,038		6,175		5,033
Impairment of equipment, intangible assets, and goodwill	—		—		—		9,469
Stock-based compensation expense	12,933		8,039		44,508		29,176
Non-recurring items in operating expenses	5,146		1,134		16,800		2,129
Non-recurring items in other income (expenses), net	—		—		—		(1,393)
Provision for income taxes	236		142		569		66,294
Non-GAAP net income (loss) before taxes (as a percentage of revenue)	$(8,192)	-8.7%	$(2,909)	(3.7)%	$(20,687)	-5.9%	$6,211	2.1%

Non-GAAP tax expense (1)	236		33		569		330
Non-GAAP net income (loss) after taxes (as a percentage of revenue)	$(8,428)	-9.0%	$(2,942)	(3.7)%	$(21,256)	-6.0%	$5,881	2.0%

(1) The non-GAAP tax provision in fiscal year 2019 does not have a deferred income tax impact due to the full valuation allowance applied against deferred tax assets. The non-GAAP effective tax is based on current taxes for certain states and foreign jurisdictions.

Shares used in computing non-GAAP net income (loss) per share:
Basic and diluted	95,879		92,526		94,533		92,017

GAAP net loss per share - Diluted	(0.29)		$(0.14)		$(0.94)		$(1.14)
Non-GAAP net income (loss) before taxes per share - Diluted	(0.09)		$(0.03)		$(0.22)		$0.07
Non-GAAP net income (loss) after taxes per share - Diluted	(0.09)		$(0.03)		$(0.22)		$0.06

8x8, Inc.
RECONCILIATION OF ASC 605 TO ASC 606 STATEMENTS OF OPERATIONS
AND NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts; unaudited)

	Three Months Ended			Twelve Months Ended
	March 31, 2019			March 31, 2019
	ASC 605	Adjustments	ASC 606 (as reported)	ASC 605	Adjustments	ASC 606 (as reported)
Service revenue	$89,641	$(581)	$89,060	$335,671	$(1,233)	$334,438
Product revenue	3,748	959	4,707	16,271	1,877	18,148
Total revenue	$93,389	$378	$93,767	$351,942	$644	$352,586
Operating expenses:
Sales and marketing	$53,373	$(3,848)	$49,525	$189,058	$(11,082)	$177,976
Loss from operations	$(33,006)	$4,226	$(28,780)	$(102,714)	$11,726	$(90,988)
Net loss	$(32,357)	$4,226	$(28,131)	$(100,465)	$11,726	$(88,739)

Net loss per share:
Basic and diluted	$(0.33)	$0.04	$(0.29)	$(1.06)	$0.12	$(0.94)

Non-GAAP net loss before taxes	$(12,418)	$4,226	$(8,192)	$(32,413)	$11,726	$(20,687)
Non-GAAP net loss after taxes	$(12,654)	$4,226	$(8,428)	$(32,982)	$11,726	$(21,256)

Non-GAAP net loss per share:
Basic and diluted	$(0.13)	$0.04	$(0.09)	$(0.34)	$0.12	$(0.22)

8x8, Inc.
GAAP STATEMENT OF OPERATIONS RECLASSIFICATIONS
(In thousands, unaudited)

					Twelve Months
	Three Months Ended
	As Previously Reported				Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
	2018	2018	2018	2019	2019
Pre-Reclassification
Total revenues	$83,225	$85,682	$89,912	$93,767	$352,586
Cost of service revenue	15,079	15,866	17,043	17,672	65,660
Cost of product revenue	6,281	5,397	5,318	5,784	22,780
Research and development	13,110	13,933	16,876	17,815	61,734
Sales and marketing	53,305	55,930	60,717	64,610	234,562
General and administrative	11,433	16,543	14,196	16,666	58,838
Loss from operations	$(15,983)	$(21,987)	$(24,238)	$(28,780)	$(90,988)

Reclassifications
Total revenues	$—	$—	$—	$—	$—
Cost of service revenue	9,470	10,336	10,589	11,137	41,532
Cost of product revenue	—	—	—	—	—
Research and development	(60)	131	10	249	330
Sales and marketing	(12,810)	(14,250)	(14,441)	(15,085)	(56,586)
General and administrative	3,400	3,783	3,842	3,699	14,724
Loss from operations	$—	$—	$—	$—	$—

Post-Reclassification
Total revenues	$83,225	$85,682	$89,912	$93,767	$352,586
Cost of service revenue	24,549	26,202	27,632	28,809	107,192
Cost of product revenue	6,281	5,397	5,318	5,784	22,780
Research and development	13,050	14,064	16,886	18,064	62,063
Sales and marketing	40,495	41,680	46,276	49,525	177,976
General and administrative	14,833	20,326	18,038	20,365	73,563
Loss from operations	$(15,983)	$(21,987)	$(24,238)	$(28,780)	$(90,988)

Percentage of revenues (Cost of service percentage of service revenue):

Pre-Reclassification	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-to-date Fiscal 2019
Cost of service revenue	19.3%	19.5%	19.8%	19.8%	19.6%
Research and development	15.8%	16.3%	18.8%	19.0%	17.5%
Sales and marketing	64.0%	65.3%	67.5%	68.9%	66.5%
General and administrative	13.7%	19.3%	15.8%	17.8%	16.7%

Post-Reclassification
Cost of service revenue	31.4%	32.2%	32.2%	32.3%	32.1%
Research and development	15.7%	16.4%	18.8%	19.3%	17.6%
Sales and marketing	48.7%	48.6%	51.5%	52.8%	50.5%
General and administrative	17.8%	23.7%	20.1%	21.7%	20.9%

Increase (decrease) between pre- and post-reclassification
Cost of service revenue	12.1%	12.7%	12.3%	12.5%	12.4%
Research and development	(0.1)%	0.2%	—%	0.3%	0.1%
Sales and marketing	(15.4)%	(16.6)%	(16.1)%	(16.1)%	(16.0)%
General and administrative	4.1%	4.4%	4.3%	3.9%	4.2%

8x8, Inc.
GAAP STATEMENT OF OPERATIONS RECLASSIFICATIONS
(In thousands, unaudited)

					Twelve Months
	Three Months Ended				Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
	2017	2017	2017	2018	2018
Pre-Reclassification
Total revenues	$69,098	$72,483	$75,575	$79,344	$296,500
Cost of service revenue	11,662	12,757	12,318	13,952	50,689
Cost of product revenue	4,884	5,098	4,675	5,826	20,482
Research and development	7,943	8,311	8,527	10,016	34,797
Sales and marketing	41,110	41,163	48,830	52,940	184,044
General and administrative	8,956	9,616	10,003	10,340	38,915
Impairment of goodwill, intangible assets, and equipment	—	—	9,469	—	9,469
Loss from operations	$(5,457)	$(4,462)	$(18,247)	$(13,730)	$(41,896)

Reclassifications
Total revenues	$—	$—	$—	$—	$—
Cost of service revenue	8,497	8,591	8,586	9,881	35,555
Cost of product revenue	—	—	—	—	—
Research and development	418	403	376	411	1,608
Sales and marketing	(12,650)	(12,483)	(12,448)	(12,518)	(50,099)
General and administrative	3,735	3,489	3,486	2,226	12,936
Loss from operations	$—	$—	$—	$—	$—

Post-Reclassification
Total revenues	$69,098	$72,483	$75,575	$79,344	$296,500
Cost of service revenue	20,159	21,348	20,904	23,833	86,244
Cost of product revenue	4,884	5,098	4,675	5,826	20,482
Research and development	8,361	8,714	8,903	10,427	36,405
Sales and marketing	28,460	28,680	36,382	40,422	133,945
General and administrative	12,691	13,105	13,489	12,566	51,851
Impairment of goodwill, intangible assets, and equipment	—	—	9,469	—	9,469
Loss from operations	$(5,457)	$(4,462)	$(18,247)	$(13,730)	$(41,896)

Percentage of revenues (Cost of service percentage of service revenue):
Pre-Reclassification	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-to-date Fiscal 2018
Cost of service revenue	17.9%	18.7%	17.1%	18.5%	18.1%
Research and development	11.5%	11.5%	11.3%	12.6%	11.7%
Sales and marketing	59.5%	56.8%	64.6%	66.7%	62.1%
General and administrative	13.0%	13.3%	13.2%	13.0%	13.1%

Post-Reclassification
Cost of service revenue	31.0%	31.3%	29.1%	31.6%	30.8%
Research and development	12.1%	12.0%	11.8%	13.1%	12.3%
Sales and marketing	41.2%	39.6%	48.1%	50.9%	45.2%
General and administrative	18.4%	18.1%	17.8%	15.8%	17.5%

Increase (decrease) between pre- and post-reclassification
Cost of service revenue	13.1%	12.6%	11.9%	13.1%	12.7%
Research and development	0.6%	0.6%	0.5%	0.5%	0.5%
Sales and marketing	(18.3)%	(17.2)%	(16.5)%	(15.8)%	(16.9)%
General and administrative	5.4%	4.8%	4.6%	2.8%	4.4%

8x8, Inc.
NON-GAAP STATEMENT OF OPERATIONS RECLASSIFICATIONS
(In thousands, unaudited)

					Twelve Months
	Three Months Ended
	As Previously Reported				Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
	2018	2018	2018	2019	2019
Pre-Reclassification
Total revenues	$83,225	$85,682	$89,912	$93,767	$352,586
Cost of service revenue	13,511	14,117	15,019	15,682	58,329
Cost of product revenue	6,281	5,397	5,318	5,784	22,780
Research and development	10,916	11,110	13,306	14,089	49,421
Sales and marketing	49,138	51,790	54,463	58,774	214,165
General and administrative	7,518	7,550	7,812	8,515	31,395
Non-GAAP net loss	$(3,511)	$(3,777)	$(5,539)	$(8,428)	$(21,256)

Reclassifications
Total revenues	$—	$—	$—	$—	$—
Cost of service revenue	8,903	9,593	9,709	10,257	38,462
Cost of product revenue	—	—	—	—	—
Research and development	(61)	131	11	249	330
Sales and marketing	(11,363)	(12,627)	(12,652)	(13,315)	(49,957)
General and administrative	2,521	2,903	2,932	2,809	11,165
Non-GAAP net loss	$—	$—	$—	$—	$—

Post-Reclassification
Total revenues	$83,225	$85,682	$89,912	$93,767	$352,586
Cost of service revenue	22,414	23,710	24,728	25,939	96,791
Cost of product revenue	6,281	5,397	5,318	5,784	22,780
Research and development	10,855	11,241	13,317	14,338	49,751
Sales and marketing	37,775	39,163	41,811	45,459	164,208
General and administrative	10,039	10,453	10,744	11,324	42,560
Non-GAAP net loss	$(3,511)	$(3,777)	$(5,539)	$(8,428)	$(21,256)

Percentage of revenues (Cost of service percentage of service revenue):

Pre-Reclassification	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-to-date Fiscal 2019
Cost of service revenue	17.3%	17.4%	17.5%	17.6%	17.4%
Research and development	13.1%	13.0%	14.8%	15.0%	14.0%
Sales and marketing	59.0%	60.4%	60.6%	62.7%	60.7%
General and administrative	9.0%	8.8%	8.7%	9.1%	8.9%

Post-Reclassification
Cost of service revenue	28.7%	29.1%	28.8%	29.1%	28.9%
Research and development	13.0%	13.1%	14.8%	15.3%	14.1%
Sales and marketing	45.4%	45.7%	46.5%	48.5%	46.6%
General and administrative	12.1%	12.2%	11.9%	12.1%	12.1%

Increase (decrease) between pre- and post-reclassification
Cost of service revenue	11.4%	11.8%	11.3%	11.5%	11.5%
Research and development	(0.1)%	0.2%	—%	0.3%	0.1%
Sales and marketing	(13.7)%	(14.7)%	(14.1)%	(14.2)%	(14.2)%
General and administrative	3.0%	3.4%	3.3%	3.0%	3.2%

8x8, Inc.
NON-GAAP STATEMENT OF OPERATIONS RECLASSIFICATIONS
(In thousands, unaudited)

					Twelve Months
	Three Months Ended				Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
	2017	2017	2017	2018	2018
Pre-Reclassification
Total revenues	$69,098	$72,483	$75,575	$79,344	$296,500
Cost of service revenue	10,474	11,574	11,144	12,655	45,847
Cost of product revenue	4,884	5,098	4,675	5,826	20,482
Research and development	6,606	6,997	6,733	8,043	28,379
Sales and marketing	37,738	38,012	44,524	49,347	169,621
General and administrative	6,720	7,064	7,484	6,992	28,260
Impairment of goodwill, intangible assets, and equipment	—	—	9,469	—	9,469
Non-GAAP net income (loss)	$3,235	$4,056	$1,532	$(2,942)	$5,881

Reclassifications
Total revenues	$—	$—	$—	$—	$—
Cost of service revenue	8,050	8,040	7,971	9,339	33,400
Cost of product revenue	—	—	—	—	—
Research and development	401	214	375	411	1,401
Sales and marketing	(11,526)	(11,088)	(11,104)	(11,357)	(45,075)
General and administrative	3,075	2,834	2,758	1,607	10,274
Non-GAAP net income (loss)	$—	$—	$—	$—	$—

Post-Reclassification
Total revenues	$69,098	$72,483	$75,575	$79,344	$296,500
Cost of service revenue	18,524	19,614	19,115	21,994	79,247
Cost of product revenue	4,884	5,098	4,675	5,826	20,482
Research and development	7,007	7,211	7,108	8,454	29,780
Sales and marketing	26,212	26,924	33,420	37,990	124,546
General and administrative	9,795	9,898	10,242	8,599	38,534
Impairment of goodwill, intangible assets, and equipment	—	—	9,469	—	9,469
Non-GAAP net income (loss)	$3,235	$4,056	$1,532	$(2,942)	$5,881

Percentage of revenues (Cost of service percentage of service revenue):

Pre-Reclassification	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-to-date Fiscal 2018
Cost of service revenue	16.1%	17.0%	15.5%	16.8%	16.4%
Research and development	9.6%	9.7%	8.9%	10.1%	9.6%
Sales and marketing	54.6%	52.4%	58.9%	62.2%	57.2%
General and administrative	9.7%	9.7%	9.9%	8.8%	9.5%

Post-Reclassification
Cost of service revenue	28.5%	28.8%	26.6%	29.2%	28.3%
Research and development	10.1%	9.9%	9.4%	10.7%	10.0%
Sales and marketing	37.9%	37.1%	44.2%	47.9%	42.0%
General and administrative	14.2%	13.7%	13.6%	10.8%	13.0%

Increase (decrease) between pre- and post-reclassification
Cost of service revenue	12.4%	11.8%	11.1%	12.4%	11.9%
Research and development	0.6%	0.3%	0.5%	0.5%	0.5%
Sales and marketing	(16.7)%	(15.3)%	(14.7)%	(14.3)%	(15.2)%
General and administrative	4.5%	3.9%	3.6%	2.0%	3.5%

8x8, Inc.
SUPPLEMENTAL INFORMATION
FOR THE YEAR ENDED MARCH 31, 2019

The Company reclassified certain expenses on its Consolidated Statement of Operations effective for the fourth quarter of fiscal 2019. The Company believes these classifications provide additional clarity and insights into the Company’s go-to-market, demand generation and sales execution activities, and how the total Sales & Marketing spend drives revenue generation, in light of the recent strategic and organizational changes impacting the Company’s channel, marketing and support activities. These changes in classification also align the Company’s external presentation of operating-related expenses with the way that the Company's chief operating decision maker (CODM) expects to assess spend and resource allocation decisions around the Company’s sales and marketing demand generation effectiveness and efficiency. The Company has reclassified these expenses for the prior periods presented in order to provide comparable historical financial information.

The reclassifications did not have any impact to consolidated operating income (loss), net income (loss) or cash flows. The Company has provided tables showing the reclassifications and financial impact on the various line items affected on the Consolidated Statement of Operations, as follows:

•
Cost of Revenues: certain expenses for providing training to customers, deployment of the Company’s technology platform, customer support, and related expenses that were previously classified in Sales & Marketing were reclassified to Cost of Revenues.

•
Sales & Marketing Expenses: certain expenses related to customer service which includes customer deployment, technical support and other costs were reclassified from Sales & Marketing expense to Cost of Revenues, Research & Development expenses and/or General & Administrative expenses.

•	Research & Development Expenses: certain expenses related to customer deployments that were previously classified in Sales & Marketing expenses were reclassified to Research & Development expenses.

•
General & Administrative Expenses: certain personnel expenses that support billing and collection efforts and other miscellaneous costs that were previously classified in Sales & Marketing were reclassified to General & Administrative expenses.  Also beginning in the fourth quarter of fiscal 2019, certain expenses related to recruiting activities that had been previously allocated across all departments in the first three quarters of fiscal 2019 were reported in General & Administrative expenses.